Exhibit 10.3

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE

P&F INDUSTRIES, INC.

2021 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), is made as of _______, by and between P&F Industries, Inc., a Delaware corporation (the “Company”) and _____________ (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the P&F Industries, Inc. 2021 Stock Incentive Plan (the “Plan”), a copy of which has been delivered to the Participant; and

WHEREAS, pursuant to Section 8.1 of the Plan, the committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) to administer the Plan may grant to members of the Board who are not employees of the Company or an Affiliate (“Non-Employee Directors”) shares of the Company’s common stock, par value $1.00 per share (“Common Share”); and

WHEREAS, such shares of Common Shares granted to the Participant hereunder are to be subject to restrictions prior to the vesting thereof.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Grant of Common Shares. Subject to the restrictions, terms and conditions of this Agreement, the Company granted to the Participant on __________ (the “Grant Date”) ______ shares of duly authorized, validly issued, fully paid and non-assessable Common Share (the “Shares”). The Shares are subject to certain transfer restrictions and possible risk of forfeiture pursuant to the terms of this Agreement. While such restrictions are in effect, the Shares subject to such restrictions will be referred to herein as “Restricted Stock.”

2.            Restrictions on Transfer. The Participant will not sell, assign, transfer, pledge, exchange, encumber, hypothecate or otherwise dispose of the Restricted Stock, except as set forth in the Plan or this Agreement. Any attempted sale, assignment, transfer, pledge, exchange, encumbrance, hypothecation or other disposition of the Restricted Stock in violation of the Plan or this Agreement will be void and of no effect and the Company will have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

3.            Restricted Stock.

(a)               Retention of Certificates. Promptly after the date of this Agreement, the Company will issue stock certificates representing the Restricted Stock unless it elects to recognize such ownership through book entry or another similar method pursuant to Section 8 herein. The stock certificates will be registered in the Participant’s name and will bear any legend required under the Plan or Section 4(a) of this Agreement. Unless held in book entry form, such stock certificates will be held in custody by the Company (or its designated agent) until the restrictions thereon will have lapsed. Upon the Company’s request, the Participant will deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock. If the Participant receives a stock dividend or extraordinary cash dividend on the Restricted Stock or the shares of Restricted Stock are split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than regular cash dividends on and after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property will be subject to the same restrictions, including that of this Section 3(a), as the Restricted Stock with regard to which they are issued and will herein be encompassed within the term “Restricted Stock.”

(b)               Rights with Regard to Restricted Stock. The Participant will have all rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of Common Stock of record on and after the transfer of the Restricted Stock (although such dividends will be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock and stock dividends will be subject to the restrictions provided in Section 3(a)), and to exercise all other rights, powers and privileges of a holder of Common Share with respect to the Restricted Stock set forth in the Plan, with the exceptions that: (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period will have expired; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the Restriction Period; (iii) no RS Property will bear interest or be segregated in separate accounts during the Restriction Period; and (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber, hypothecate or otherwise dispose of the Restricted Stock during the Restriction Period.

(c)               Vesting.

(i)       The Restricted Stock will become vested and cease to be Restricted Stock, and accordingly, the restrictions contained in Sections 2, 3(a) and 3(b) will no longer apply (but the Shares will remain subject to Section 5) on _____________ (the “Vesting Date”); provided that the Participant is continuously providing services to the Company or an Affiliate from the Grant Date through the Vesting Date.

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(ii)          Notwithstanding Section 3(c)(i), the Restricted Stock will become vested and cease to be Restricted Stock prior to the Vesting Date upon the date of the Participant’s death or Termination due to Disability, or on the effective date of the consummation of a Control in Change, provided in all events that the Participant is continuously providing services to the Company or an Affiliate from the Grant Date through the applicable vesting date.

(iii)          There will be no proportionate or partial vesting in the periods prior to any vesting date and, subject to Sections 3(c)(i) and 3(c)(ii), as applicable, all vesting pursuant to Sections 3(c)(i) and 3(c)(ii) will occur only on the appropriate vesting date subject to the Participant’s continuously providing services to the Company or an Affiliate from the Grant Date through such date.

(iv)         When any Shares of Restricted Stock become vested, the Company will within thirty (30) days of the vesting date issue and deliver, unless the Company is using a book entry or similar method pursuant to Section 8, in which case the Company will upon the Participant’s request promptly issue and deliver, to the Participant a new stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 4(a) hereof and deliver to the Participant such Shares and any related other RS Property (all of which is included in the term Restricted Stock), in each case free of all liens, claims and other encumbrances (other than those created by the Participant), subject to applicable withholding taxes.

(d)               Termination. Upon the Participant’s Termination with the Company and its Affiliates prior to the vesting date, other than due the Participant’s death or Termination due to Disability as provided in Section 3(c)(ii), the Participant will forfeit to the Company, without compensation, other than repayment of any par value paid by the Participant for such Shares (if any), any and all Restricted Stock (but no vested Shares) and RS Property.

(e)               Taxes. The Participant will be solely responsible for all applicable foreign, federal, state, provincial and local taxes with respect to the Restricted Stock; provided, however, that at any time the Company is required to withhold any such taxes, the Participant will pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time. In the absence of such arrangements, the Company or one of its Affiliates will have the right to withhold such taxes from any amounts payable to the Participant, including, but not limited to, the right to withhold Shares otherwise deliverable to the Participant hereunder. In addition, any statutorily required withholding obligation may be satisfied, as determined in the Committee’s sole discretion, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, by delivery of Shares of Common Share to the Company (including Shares issuable under this Agreement) equal to the statutorily required withholding obligation.

(f)                Section 83(b). If the Participant properly elects (as permitted by Section 83(b) of the Code) within thirty (30) days after the Grant Date to include in gross income for federal income tax purposes in the year of issuance the fair market value of all or a portion of such Restricted Stock, the Participant will be solely responsible for any foreign, federal, state, provincial and local taxes the Participant incurs in connection with such election. The Participant acknowledges that it is the Participant sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to utilize such election.

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(g)               Delivery Delay. The delivery of any certificate representing the Shares or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares will constitute a violation by the Participant or the Company of any provisions of any applicable foreign, federal or state law or of any regulations of any governmental authority or any national securities exchange.

4.             Legend. All certificates representing the Restricted Stock will have endorsed thereon the following legends:

(a)               “The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the P&F Industries, Inc. (the “Company”) 2021 Stock Incentive Plan (as amended from time to time, the “Plan”) and an Agreement entered into between the registered owner and the Company dated ____________. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(b)               Any legend required to be placed thereon by applicable blue sky laws of any state.

Notwithstanding the foregoing, in no event will the Company be obligated to issue a certificate representing the Restricted Stock prior to the vesting dates set forth above.

5.            Securities Representations. The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.

The Participant acknowledges, represents and warrants that:

(a)               the Participant has been advised that the participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”), currently or at the time the Participant desires to sell the Shares following the vesting of the Restricted Stock, and in this connection the Company is relying in part on the Participant’s representations set forth in this section.

(b)               If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c)               If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Share of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

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6.            No Obligation to Continue Service. This Agreement is not an agreement of employment or services. This Agreement does not guarantee that the Company or its Affiliates will retain or continue to retain the Participant as a director or in any other capacity during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock are outstanding, nor does it modify in any respect the Company or its Affiliate’s right to terminate or modify the Participant’s service or compensation.

7.            Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, will do by virtue hereof. Nevertheless, the Participant will, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

8.            Uncertificated Shares. Notwithstanding anything else herein, to the extent permitted under applicable foreign, federal or state law, the Company may, issue the Restricted Stock in the form of uncertificated shares. Such uncertificated shares of Restricted Stock will be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant. If thereafter certificates are issued with respect to the uncertificated shares of Restricted Stock, such issuance and delivery of certificates will be in accordance with the applicable terms of this Agreement.

9.            Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations. Capitalized terms in this Agreement that are not otherwise defined will have the same meaning as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan will control, and this Agreement will be deemed to be modified accordingly. This Agreement and the Plan contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

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10.          Notices. Any notice or communication given hereunder (each a “Notice”) will be in writing and will be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

If to the Company, to:

P&F Industries, Inc.

445 Broadhollow Road, Suite 100

Melville, New York 11747

Attention: Richard B. Goodman, General Counsel

If to the Participant, to the address for the Participant on file with the Company;

or such other address or to the attention of such other person as a party will have specified by prior Notice to the other party. Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).

11.          Acceptance. The Participant will forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of 60 days from the date the Participant receives this Agreement (or such other period as the Committee may specify). In the event that the Restricted Stock is not accepted within such time period, this Agreement will be null and void ab initio and this award of Restricted Stock will not be valid.

12.          Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

13.          Consent to Jurisdiction. In the event of any dispute, controversy or claim between the Company or any Affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (a) agree and consent to the personal jurisdiction of the courts of the State of New York located in Suffolk County and/or the Federal courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (b) agree that those courts in the Agreed Venue, and only those courts, will have exclusive jurisdiction to determine any Dispute, including any appeal, and (c) agree that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of New York. The parties also hereby irrevocably (i) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (ii) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (iii) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law. Without limiting the foregoing, each party agrees that service of process on such party pursuant to a Notice as provided in Section 10 hereof will be deemed effective service of process on such party. Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may be enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.

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14.          Amendment. The Board may, subject to the terms of the Plan, at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement and may also suspend or terminate this Agreement subject to the terms of the Plan. Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement will be effective unless in writing by the party against whom it is sought to be enforced.

15.          Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

16.          Miscellaneous.

(a)               By signing and returning this Agreement, the Employee agrees to comply with this Agreement and all applicable laws and regulations.

(b)              This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Employee with respect to the subject matter hereof

(c)               This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, the Employee hereby acknowledges and agrees that the Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company. As used in this Agreement, “Company” shall mean the Company and any successor to its business and/or assets.

(d)              The failure of any party hereto at any time to require performance by another party of any provision of this Agreement will not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement will not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(e)               If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed and enforced as if such provisions had not been included.

(f)               The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

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(g)               Although the Company makes no guarantee with respect to the tax treatment of the Restricted Stock, the award of Restricted Stock pursuant to this Agreement is intended to be exempt from Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. With respect to any dividends and other RS Property, however, this Agreement is intended to comply with, or to be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on the Employee by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

[Remainder of page intentionally left blank – signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

P&F INDUSTRIES, Inc.

By:_______________________________
.

PARTICIPANT

____________________________________

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